Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of the Thermo Electron Corporation Choice Plan (the "Plan") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Stephen G. Sheehan, Vice President of Human Resources of Thermo Electron Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



                                     /s/ Stephen G. Sheehan
                                     -----------------------------------------
Dated:  June 25, 2004                Stephen G. Sheehan
                                     Vice President, Human Resources